Exhibit 10.26

[PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”), effective as of the Effective Date, is entered into by and between Satellite Tracking of People, LLC and Michelle Enterprises, LLC on the one hand, and RemoteMDx, Inc. and SecureAlert, Inc., on the other hand.

WHEREAS, the parties to this Agreement are in the business of providing locational tracking devices, systems and related accessories and services; and

WHEREAS, the parties have been involved in litigation with one another; and

WHEREAS, the parties wish to resolve their disputes with one another pursuant to the terms set forth hereinafter;

NOW, THEREFORE, in consideration of the releases and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definitions	Unless expressly stated to the contrary, the following definitions shall govern the interpretation and enforcement of this Agreement:

The term "Subsidiary" shall mean and refer to any corporation or other entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by a Party, either directly or indirectly, or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned or controlled by a Party, either directly or indirectly.  Any such corporation or other legal entity shall be deemed to be a Subsidiary of a Party only so long as such control or ownership exists.

The term “Effective Date” shall mean and refer to the later to occur of (i) the date of the last signature on this Agreement, (ii) the entry of a fully executed Stipulation of Dismissal in the form attached hereto as Exhibit A, and (iii) the entry of a fully executed Stipulation of Dismissal in the form attached hereto as Exhibit B.

The term “STOP” shall mean and refer to Satellite Tracking of People, LLC, a Delaware limited liability corporation having its principal place of business at 1212 North Oak Road, Suite 100, Houston, Texas 77055, and its Subsidiaries.

The term “MICHELLE” shall mean and refer to Michelle Enterprises, LLC, a Florida limited liability company having its headquarters and principal place of business at 19080 S.W. 44th Street, Dunnellon, Florida, and its Subsidiaries.

The term “RMDX” shall mean and refer to RemoteMDx, Inc., a Utah corporation having its principal place of business at 150 West Civic Center Drive, Suite 400, Salt Lake City, Utah 84070, and its Subsidiaries.

The term “SecureAlert” shall mean and refer to SecureAlert, Inc., a Utah corporation having its principal place of business at 150 West Civic Center Drive, Suite 400, Salt Lake City, Utah, 84070, and its Subsidiaries.

The term “the California Litigation” shall mean and refer to certain litigation filed by RMDX against STOP in the Central District of California, and captioned RemoteMDx, Inc. v. Satellite Tracking of People, LLC, Civil Action CV 08-02899.  The California Litigation asserts that STOP infringes U.S. Patent No. 7,330,122.

The term “the Texas Litigation” shall mean and refer to certain litigation filed by STOP and MICHELLE against SecureAlert in the Eastern District of Texas, and captioned Satellite Tracking of People, LLC and Michelle Enterprises, LLC v. Pro Tech Monitoring, Inc., et al., Civil Action No. 2-08 CV-116.  The Texas Litigation asserts that SecureAlert and others infringe U.S. Patent No. RE39,909 (“the ‘909 Patent”).

The term “the ‘122 Patent” shall mean and refer to U.S. Patent No. 7,330,122, owned by RMDX and asserted against STOP in the California Litigation.

The term “the ‘909 Patent” shall mean and refer to U.S. Patent No. RE39,909, licensed to STOP and owned by MICHELLE.

The term “Licensed STOP Patents” shall mean and refer to the ‘909 Patent, U.S. Patent No. 6,774,797, and any U.S. patents issuing from U.S. Patent Applications Serial Nos. 11/847,106 and 11/847,146, as well as all foreign counterparts of said patents and all patents issuing from continuation, divisional, reexamination, and reissue applications claiming priority to such patents and patent applications. To the extent patents issue from continuation-in-part applications claiming priority to the Licensed STOP Patents and include claims that do not rely upon new matter that is included for the first time in the continuation-in-part application, such claims shall be included within the definition of “Licensed STOP Patents.”  A list of all of STOP’s (i) United States and foreign counterpart patent applications and (ii) United States and foreign counterpart issued patents that fall within the definition of “Licensed STOP Patents” is attached hereto as Exhibit C, and shall be updated by STOP upon request by RMDX.

The term “STOP Carve-Outs” shall mean and refer to all U.S. patents (and foreign counterparts) that issue from U.S. Patent Application Serial No. 12/576,090 (“the STOP ‘090 Application”) and U.S. Patent Application Serial No. 12/576,054 (“the STOP ‘054 Application”) and/or from any continuation, continuation-in-part, divisional, reexamination or reissue application claiming priority to the STOP ‘090 or ‘054 Applications and any reexamination or reissue thereof.  A list of all of STOP’s (i) United States and foreign counterpart patent applications and (ii) United States and foreign counterpart issued patents that fall within the definition of “STOP Carve-Outs” is attached hereto as Exhibit D, and shall be updated by STOP upon request by RMDX.

The term “STOP CNS Patents” shall mean all U.S. and foreign patents owned by STOP or which STOP has the right to enforce as of the Effective Date of this Agreement, and all patents, U.S. and foreign, that issue from continuation, continuation-in-part, divisional, reissue or reexamination applications claiming priority to those patents, but NOT including the STOP Carve-Outs or the STOP Licensed Patents.  The STOP CNS Patents shall also include all patents STOP acquires or obtains the right to enforce during the term of the Covenant Not to Sue referenced in section 7 of this Agreement.  Notwithstanding the foregoing, U.S. Patent No. 6,405,213 ("the '213 Patent") and any reexamination or reissues along with any and all foreign counterparts are not included in the definition of STOP CNS Patents.  A list of all of STOP’s (i) United States and foreign counterpart patent applications and (ii) United States and foreign counterpart issued patents that fall within the definition of “STOP CNS Patents” is attached hereto as Exhibit E, and shall be updated by STOP upon request by RMDX.

Subject to the carve-outs of section 1.15, the term “Licensed RMDX Patents” shall mean and refer to the ‘122 Patent, U.S. Patent No. 7,545,318 B2, and any U.S. patents issuing from U.S. Patent Application Serial No. 12/399,151, as well as all foreign counterparts of said patents and all patents issuing from continuation, divisional, reexamination, and reissue applications claiming priority to such patents and patent applications. To the extent patents issue from continuation-in-part applications claiming priority to the Licensed RMDX Patents and include claims that do not rely upon new matter that is included for the first time in the continuation-in-part application, such claims shall be included within the definition of “Licensed RMDX Patents.”  A list of all RMDX’s (i) United States and foreign counterpart patent applications and (ii) United States and foreign counterpart issued patents that fall within the definition of “Licensed RMDX Patents” is attached hereto as Exhibit F, and shall be updated by RMDX upon request by STOP.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE.

The term “RMDX Carve-Outs” shall mean and refer to claims 1-10 of the ‘122 Patent and any claims of future issued patents (domestic or foreign) owned by RMDX or SecureAlert that recite two-way or more than two-way voice communication between a locational tracking device and a remote monitoring center, law enforcement/parole offices, or other offender-relevant third parties, along with other elements.  The RMDX Carve-Outs shall also include all claims of existing patents and patent applications (domestic or foreign) listed on Exhibit G, which fall outside the Veridian Fields of Use.  The RMDX Carve Outs shall also include all claims of future patents and patent applications (domestic or foreign), claiming priority to any patent or patent application listed on Exhibit G, which fall outside the Veridian Fields of Use.  The RMDX Carve-Outs shall not apply to the STOP BluFone device and any STOP future device that provides voice communications as part of a separate unit (not physically integrated into a single device) from the STOP BluTag or other similar or replacement device.  A list of all RMDX’s (i) United States and foreign counterpart patent applications and (ii) United States and foreign counterpart issued patents that fall within the definition of “RMDX Carve-Outs” is attached hereto as Exhibit G, and shall be updated by RMDX upon request by STOP.

The term “Claims” shall mean and refer to any claims, cross-claims, counterclaims, causes of action, liabilities, demands, obligations, rights, damages, costs, or expenses of any nature, kind, or character that have or could have been brought, asserted, alleged, or proposed in any lawsuit, action, arbitration, or proceeding of any kind, nature, or description, whether arising under or sounding in common law, contract, tort, statute, regulation, or rule for any reason, with respect to any dispute, controversy, or injury and for any amount or any form of relief.

The term “RMDX CNS Patents” shall mean all U.S. and foreign patents owned by RMDX or which RMDX has the right to enforce as of the Effective Date of this Agreement, and all patents, U.S. and foreign, that issue from continuation, continuation-in-part, divisional, reissue or reexamination applications claiming priority to those patents, but NOT including the RMDX Carve-Outs or the RMDX Licensed Patents.  The RMDX CNS Patents shall also include all claims of existing patents and patent applications (domestic or foreign) listed on Exhibit G, which fall within the Veridian Fields of Use.  The RMDX CNS Patents shall also include all claims of future patents and patent applications (domestic or foreign), claiming priority to any patent or patent application listed on Exhibit G, which fall within the Veridian Fields of Use.  The RMDX CNS Patents shall also include all patents RMDX acquires or obtains the right to enforce during the term of the Covenant Not to Sue referenced in section 7 of this Agreement.  A list of all RMDX’s (i) United States and foreign counterpart patent applications and (ii) United States and foreign counterpart issued patents that fall within the definition of “RMDX CNS Patents” is attached hereto as Exhibit H, and shall be updated by RMDX upon request by STOP.

The term “Licensed Products” shall mean and refer to any products, systems, methods or processes falling within the scope of one or more claims of the Licensed STOP Patents, in the case of the license to RMDX, or the Licensed RMDX Patents, in the case of the license to STOP.

For purpose of calculating royalty obligations pursuant to this Agreement, the term “License Base Revenues” shall mean and refer to revenues generated by sales and other dispositions of Licensed Products by RMDX and its Subsidiaries.  For the period from October 1, 2009 through September 30, 2012, License Base Revenues shall only represent revenue from the sale and dispositions of Licensed Products that exceed a cumulative total of $XXXXXXX in sales during that total period, calculated in the fashion set forth in Exhibit I hereto.  For all periods subsequent to September 30, 2012, License Base Revenues shall include any and all revenues calculated in the fashion set forth in Exhibit I hereto, regardless of the amounts calculated for periods prior thereto.  The License Base Revenues shall be reported in RMDX’s quarterly and annual SEC filings under a Segment Reporting note found in “Notes to Condensed Consolidated Financial Statements.”  License Base Revenues shall be subject to royalties, as set forth hereinafter.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE.

The term “Veridian Fields of Use” shall mean and refer to the following fields of use, irrespective of whether uses in these fields now exist or arise in the future:

1.1.1.	All fields related to the tracking of offenders;

1.1.2.
All fields related to the use of tracking devices by or for law enforcement agencies, including, without limitation, for the purpose of tracking parolees, juvenile offenders, stolen property, gang members and gang activities; victims and perpetrators, etc.

1.1.3.	All fields related to the national defense of any country or governmental subdivision, including, but not limited to applications used by defense and intelligence gathering agencies

1.1.4.	All fields related to terrorism and counter-terrorism

The term “Settlement Fee” shall mean the sum of $1,150,000 (One million, one  hundred and fifty thousand and 00/100 dollars), representing the guaranteed financial obligation of RMDX to STOP payable during the first three years after October 1, 2009.

“Party” shall mean STOP, MICHELLE, RMDX or SecureAlert, as the case may be.

2.	General Purpose of Agreement The purposes of the Parties in entering into this Agreement include, but are not limited to, the following:

Resolve the Texas and California Litigations;

Cross-license the Licensed RMDX Patents and Licensed STOP Patents, pursuant to the terms set forth in sections 3-6 hereof;

Provide a mechanism for RMDX and STOP to exchange patent rights so that each party recovers the value of its respectively licensed patents and enjoys the design freedom resulting from the authorized use of the other party's licensed patents; and

Provide for a five-year period in which the Parties will be free from suit based on the RMDX CNS Patents and STOP CNS Patents under the terms of a mutual covenant not to sue.

3.	Grant of Cross-Licenses

STOP hereby grants to RMDX a non-exclusive license under the Licensed STOP Patents to make, have made, use, sell, offer to sell and import Licensed Products within the Veridian Fields.  This license does not include any license to make, have made, use, sell, offer to sell and import products or methods falling within the STOP Carve-Outs.  The license shall be personal to RMDX, subject to the provisions of this Agreement relating to sub-licensing of Subsidiaries (section 3.5) and assignment (section 18.1).  The license to RMDX shall be royalty bearing as discussed in section 5 below.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE.

RMDX hereby grants to STOP a non-exclusive license under the Licensed RMDX Patents to make, have made, use, sell, offer to sell and import Licensed Products and related methods.  This license does not include any license to make, have made, use, sell, offer to sell or import products or methods falling within the RMDX Carve-Outs.  The license shall be personal to STOP, subject to the provisions of this Agreement relating to sub-licensing of Subsidiaries (section 3.5) and assignment (section 18.1).  The license to STOP shall be fully paid up, based on the offset and other consideration set forth in section 5 below.

Unless earlier terminated for breach (subject to cure period), the license granted to RMDX herein shall continue in effect until all of the claims of the Licensed STOP Patents have (i) expired, or (ii) have been declared invalid or unenforceable by the U.S. Patent and Trademark Office or a court of competent jurisdiction and all appellate rights related thereto have been exhausted or expired.

Unless earlier terminated for breach (subject to cure period), the license granted to STOP herein shall continue in effect until all of the claims of the Licensed RMDX Patents have (i) expired, or (ii) have been declared invalid or unenforceable by the U.S. Patent and Trademark Office or a court of competent jurisdiction and all appellate rights related thereto have been exhausted or expired.

The licenses granted herein include the right to grant sublicenses to Subsidiaries who are Subsidiaries as of the Effective Date, and any such sublicenses shall be retroactively effective as to such Subsidiaries.  Any sublicense granted to an entity that becomes a Subsidiary after the Effective Date shall be effective from the date of grant, but shall have no effect on the liability of such a Subsidiary for infringement occurring prior to the grant of the sublicense.  Similarly, at such time as a Subsidiary ceases to be a Subsidiary, any sublicense granted to it shall immediately terminate.  Any sublicense granted under this Agreement shall immediately terminate if the sublicensor's license is terminated pursuant to the provisions of this Agreement.  Upon granting a sublicense, a sublicensing Party shall promptly notify the other Party of such sublicense in the manner provided for in this Agreement.  Notwithstanding the foregoing, for purposes of this section 3.5 only, Omnilink Systems, Inc. and Pro Tech Monitoring, Inc., or any affiliates thereof, for so long as the Texas Litigation is pending against Omnilink or Pro Tech (including any appeals, but in any case no more than three (3) years from the Effective Date hereof), cannot qualify as Subsidiaries of any Party to this Agreement.

4.	Consideration to RMDX

XXXXX

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE.

5.	Consideration to STOP

XXXXX

Settlement Fee:    The Settlement Fee set forth in this section 5.2 represents an irrevocable financial obligation payable by RMDX to STOP under this Agreement.  The Settlement Fee is the net amount payable in consideration of the dismissals of the Texas Litigation and the California Litigation, and is an obligation of RMDX as of the Effective Date, but shall be paid on the schedule provided for in this Agreement.

RMDX Settlement Fee Schedule (Table)

Term Periods	Annual Payment	Quarterly Payment
QE 12-31-09 through QE 09/30/10	$XXXXXXXXX	$XXXXXXXXXXX
QE 12-31-10 through QE 09/30/11	$XXXXXXXXX	$XXXXXXXXXXX
QE 12-31-11 through QE 09/30/12	$XXXXXXXXX	$XXXXXXXXXXX
Total Settlement Fee Obligation	$XXXXXXXXX

Quarterly Payment Schedule	Payment Due Date
Quarters Ending 12/31	March 1st
Quarters Ending 3/31	June 1st
Quarters Ending 6/30	September 1st
Fiscal Year Ending 9/30	December 1st

Royalties       The royalty provisions set forth in this Agreement represent the “net” (offset) value owing by RMDX to STOP, considering all the provisions of this Agreement, including but not limited to, the exchange of license grants, covenants and the potential research and development opportunities available from the respective patents.  That is, but for the above-cited items that are extended by RMDX to STOP, the royalty amount owed by RMDX to STOP would be greater.  In consideration of the foregoing, including STOP’s license of the STOP Licensed Patents, RMDX agrees to pay STOP a royalty, subject to the adjustments of section 6.  Each Party acknowledges that it is receiving good and valuable consideration from the other.  RMDX will pay STOP a royalty of the greater of (i) XXXXX of the License Base Revenues, or (ii) $XXXXX per covered activated unit per day as described in Exhibit I.  No royalties shall be due or owed for lost or stolen products. Payment of the royalties due under this Section 5.3 shall commence at such time as RMDX realizes revenues from sales qualifying as License Base Revenues under section 1.19 defined herein.  Such royalties shall be an obligation of RMDX, and are payable for as long as RMDX realizes License Base Revenues and a minimum of one (1) claim for any one (1) of the Licensed Stop Patents remains valid and enforceable.  The royalties payable under this section 5.3 shall be subject to the conditional adjustments of sections 6 and 8 below and the provisions of this Agreement relating to termination.  The royalties owed under this section 5.3 shall be payable independent of whether or not RMDX uses the technology claimed in the Licensed STOP Patents.  The provisions of this section 5 and related sections are binding upon RMDX and its successors, including without limitation, any acquirer of RMDX or its assets, regardless of the form of acquisition, and are therefore payable by RMDX or its successors to STOP.

Rolling Advance    In order to ensure that STOP is able to collect the amounts due hereunder, RMDX agrees to maintain an adjustable, Rolling Advance on a quarterly basis.

5.1.1.	The Rolling Advance shall be maintained at an amount which is the greater of any quarterly Settlement Fee then owed and the adjusted Rolling Advance calculated pursuant to section 5.4.3 below.

5.1.2.	The first rolling advance payment (“the First Rolling Advance”) is due within five (5) business days of the Effective Date, and shall be in the amount of $XXXXX.

5.1.3.
At the end of the quarter in which RMDX realizes License Base Revenues, the Rolling Advance will be calculated to determine whether such needs to be increased or decreased based upon the royalties actually due, and paid, for that quarter.  If the royalties based on actual sales totals for that quarter exceed the then Rolling Advance, RMDX shall remit such excess with the next quarterly royalty payment to be held as part of the Rolling Advance.  If, on the other hand, the then Rolling Advance exceeds the royalties actually due for the quarter, such excess shall apply as a credit against the next quarter’s royalty payment and the Rolling Advance shall be adjusted downwardly accordingly.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE.

In the event that RMDX does not make any payment set forth in this section, STOP shall have the right to terminate the licenses and rights granted to RMDX and file a patent infringement action, or commence a contract action to recover the monies RMDX owes it under the provisions of this Agreement, the action commenced being in STOP's sole discretion.  To the extent that applicable law does not prohibit such a course of action, STOP may further commence a contract action, decide not to pursue it further, and then commence a patent infringement action.  Notwithstanding the foregoing, STOP shall not have any claim for damages for periods, prior to and including periods during which RMDX has made payments in accordance with this Agreement.  The remedies of this section 5 are subject to the cure periods of section 13.

6.	Adjustment of Royalty

XXXXX

7.	Covenant Not to Sue

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE.

Subject to the termination provisions of section 13, STOP shall not sue RMDX for infringement of the STOP CNS Patents for a period of five (5) years from the Effective Date ("the five-year period").

Subject to the termination provisions of section 13, RMDX shall not sue STOP for infringement of the RMDX CNS Patents during the five-year period.

A party's covenant not to sue the other party shall immediately terminate during the five-year period upon a covenanting party's termination of its licenses to the other party pursuant to the provisions of section 13 of this Agreement.  Accordingly, if STOP terminates its license grant set forth in section 3.1, its covenant not to sue, as set forth in section 7.1, shall also terminate.  Similarly, if RMDX terminates its license grant, as set forth in section 3.2, its covenant not to sue set forth in section 7.2 shall also terminate.

The covenants not to sue granted herein do not include a covenant not to sue with respect to the STOP Carve-Outs or the RMDX Carve-Outs.

The covenants not to sue granted herein include a covenant not to sue Subsidiaries of the Parties to this Agreement who are Subsidiaries as of the Effective Date.  For Subsidiaries who become Subsidiaries after the Effective Date, the covenants not to sue are effective only on a prospective basis, and shall have no effect on liability of such a Subsidiary for infringement occurring prior to its becoming a Subsidiary.  Similarly, at such time as a Subsidiary ceases to be a Subsidiary, the covenants not to sue granted herein shall immediately terminate as to that entity.

Upon the expiration or termination of the covenants not to sue granted herein, STOP and RMDX shall be free to bring actions for infringement of their respective CNS Patents, but only for damages accruing after the expiration or termination of the five-year period of the covenant not to sue.

No action for infringement of the STOP CNS Patents or RMDX CNS Patents shall be brought against any Party to this Agreement upon the expiration or termination of the covenants not to sue granted herein, unless and until the following procedure has been completed:

7.1.1.
Any Party believing that another Party is infringing one or more claims of a CNS Patent after the expiration or termination of the five-year covenant not to sue granted herein shall notify in writing the Party it believes is infringing, and inform that Party of its belief that infringement is occurring.

7.1.2.	The Parties shall thereafter engage in good-faith negotiations for a period of not less than four (4) months in an attempt to resolve the claim of infringement.

7.1.3.	If the Parties are unable to resolve the claim of infringement by negotiation, the Party asserting infringement may thereafter bring an action against the other.

7.1.4.	This section 7.7 shall not be construed to require any Party to grant a license to another Party upon the expiration of the covenant not to sue.

7.1.5.
Neither the notice of infringement required by this section 7.7 nor any statements made in the course of the negotiations required by this section 7.7 may be asserted as a basis for a claim for declaratory judgment.  Similarly, no statement made in the notice or the negotiations required by this section may be used in any subsequent litigation involving the STOP or RMDX CNS Patents.

7.1.6.
If infringement of a CNS Patent occurs during the four-month negotiation period referenced in this section 7.7, and the Parties are not able to come to agreement as to a resolution of that infringement, damages for infringement are not waived for the four-month period in which negotiations proceeded.

8.	Most Favored Nations

XXXXX

9.	Audit

STOP shall have the right to have its independent auditors make an audit, during normal business hours and upon reasonable notice, of all records and accounts of RMDX and its Subsidiaries that bear upon the calculation of License Base Revenues.  Such audits shall occur not more than once per calendar year.  STOP shall pay the cost of such audit unless the audit reveals discrepancies showing underpayments greater than 10% of those owed under this Agreement.  If such discrepancies occur, RMDX shall pay the cost of the audit.

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE.

10.	Disposition of Texas and California Litigations

STOP and RMDX shall execute a stipulation for dismissal in the form set forth in Exhibit A hereto.  Within five (5) business days of the execution of this Agreement, RMDX shall file such stipulation for dismissal in the California Litigation.  The Parties shall file an order of dismissal with the Court in California in the form attached hereto as Exhibit J.

STOP, MICHELLE and SecureAlert shall execute a stipulation for dismissal in the form set forth in Exhibit B hereto.  Within five (5) business days of the execution of this Agreement, STOP and MICHELLE shall file such stipulation for dismissal in the Texas Litigation.  The Parties shall file an order of dismissal with the Court in Texas in the form attached hereto as Exhibit K.

As soon as possible after the filing of the stipulation for dismissal referenced in section 10.2 hereof, but not later than 3 business days after such filing, SecureAlert and RMDX shall withdraw from any joint defense or community of interest arrangement it may have with respect to the ‘909 patent and the Texas Litigation.  Notwithstanding the 3 day maximum time period for withdrawal, immediately upon execution of this Agreement by all Parties hereto, RMDX shall cease all participation in any joint defense or community of interest agreement.

11.	Agreement not to Contest Licensed and CNS Patents

STOP agrees that it will not, during the existence of the license granted by RMDX herein, file any litigation, reexamination, reissue, protest or other similar proceeding, in any U.S. or foreign court or in the United States Patent and Trademark Office or foreign patent office contesting the validity or enforceability of any of the RMDX Licensed Patents, or assert or develop any defense or legal challenge to such patents, or assist any third party in asserting or developing any defense or other legal challenge to the RMDX Licensed Patents.

During the term of the Covenant Not to Sue, STOP agrees that it will not file any litigation, reexamination, reissue, protest or other proceeding, in any U.S. or foreign court or in the United States Patent and Trademark Office or foreign patent office contesting the validity or enforceability of any of the RMDX CNS Patents, or assert or develop any defense or legal challenge to such patents, or assist any third party in asserting or developing any defense or other legal challenge to the RMDX CNS Patents.

RMDX agrees that it will not, during the existence of the license granted by STOP herein, file any litigation, reexamination, reissue, protest or other proceeding, in any U.S. or foreign court or in the United States Patent and Trademark Office or foreign patent office contesting the validity or enforceability of any of the STOP Licensed Patents, or assert or develop any defense or legal challenge to such patents, or assist any third party in asserting or developing any defense or other legal challenge to the STOP Licensed Patents.

During the term of the Covenant Not to Sue, RMDX agrees that it will not file any litigation, reexamination, reissue, protest or other proceeding, in any U.S. or foreign court or in the United States Patent and Trademark Office or foreign patent office contesting the validity or enforceability of any of the STOP CNS Patents, or assert or develop any defense or legal challenge to such patents or assist any third party in asserting or developing any defense or other legal challenge to the STOP CNS Patents.

RMDX warrants that it has not, prior to the Effective Date, filed or had any involvement in any reexamination or reissue proceeding with respect to any Licensed STOP Patent or STOP CNS Patent, except with respect to reexamination proceeding currently pending for the ‘909 patent and the reissue proceeding pending with respect to STOP’s ‘481 patent.

STOP warrants that it has not, prior to the Effective Date, filed or had any involvement in any reexamination or reissue proceeding with respect to any Licensed RMDX Patent or RMDX CNS Patent.

Each Party represents and warrants to the other that it has not formed or acquired any company that meets the definition of Subsidiary between October 1, 2009 and the Effective Date.  The parties shall list all Subsidiaries as of the Effective Date on Exhibit L.

The provisions of section 11 shall apply to any present or future Subsidiary of STOP and RMDX to the same extent as they apply to STOP and RMDX.

12.	Releases

STOP hereby releases and forever discharges RMDX and all of its Subsidiaries who are Subsidiaries as of the Effective Date, along with their respective past and present principals, directors, officers, agents, employees, shareholders, and customers (hereinafter collectively, "released parties") from and against all Claims (including, but not limited to, Claims asserted in the Texas Litigation or that otherwise could have been brought or asserted in such litigation), whether known or unknown, existing or potential, or suspected or unsuspected, which STOP had or asserted or could have asserted, has or asserts or could assert, or may hereafter have or assert against RMDX and SecureAlert and all of their present Subsidiaries.  This release shall not operate to release competitors of STOP who are not Subsidiaries of RMDX as of the Effective Date.  This release shall be effective only as to Claims arising prior to the Effective Date.

MICHELLE hereby releases and forever discharges RMDX and all of its Subsidiaries who are Subsidiaries as of the Effective Date, along with their respective past and present principals, directors, officers, agents, employees, shareholders, and customers (hereinafter collectively, "released parties") from and against all actions, claims, suits, demands, damages, judgments, causes of action, debts, liabilities, promises, or controversies of any kind whatsoever, whether presently known or unknown, that MICHELLE alone or along with STOP has or had or may have against any such released parties arising from the Texas Litigation or arising or claimed to arise out of any infringement or asserted infringement of the '909 Patent.  This release shall not operate to release any competitors of MICHELLE who are not Subsidiaries of RMDX as of the Effective Date.  This release shall be effective only as to Claims arising prior to the Effective Date.

RMDX and Secure Alert hereby release and forever discharge STOP and all of its Subsidiaries who are Subsidiaries as of the Effective Date, along with their respective past and present principals, directors, officers, agents,  employees, and shareholders, and customers (hereinafter collectively, "released parties") from and against all Claims (including, but not limited to, those Claims asserted in the California Litigation or that otherwise could have been brought or asserted in such litigation), whether known or unknown, existing or potential, or suspected or unsuspected, which RMDX or Secure Alert had or asserted or could have asserted, has or asserts or could assert, or may hereafter have or assert against STOP and all of its present Subsidiaries.  This release shall not operate as a release of competitors of RMDX or Secure Alert who are not Subsidiaries of STOP as of the Effective Date.  This release shall be effective only as to Claims arising prior to the Effective Date

13.	Termination

In the event of a material breach of this Agreement, the non-breaching Party may, in addition to any other remedies it may have, terminate the license granted by it in section 3 hereof to any breaching Party by giving not less than 120 days written notice of the alleged breach, specifying the nature of the breach.  The party alleged to be in breach shall have a period of 120 days after receipt of notice to cure any alleged breach.  If cure occurs within said 120-day period, the notice of breach shall be ineffective.  The non-breaching Party's termination of its license to the breaching Party shall also automatically and at the same time terminate (i) any and all sublicenses granted by the breaching Party and (ii) the covenant not to sue extended by the non-breaching Party to the breaching Party and as applicable to any of the breaching Party's Subsidiaries.

Notwithstanding the termination of the rights of a breaching Party hereunder, the non-breaching Party shall continue to have the benefit of its license and the covenant not to sue as respectively set forth in sections 3 and 7 of this Agreement.

14.	Press Release, Other Disclosure and Confidentiality

The Parties shall agree upon and issue a joint press release within five (5) business days hereof.  Other than the express terms of the press release, the Parties agree that the terms of this Agreement are confidential and shall not be disclosed to any third party for any purpose, except to the extent that a Party is required to disclose the terms of this Agreement by the Securities and Exchange Commission, GAAP or other applicable governmental authority and, in such case, only the terms of this Agreement shall be disclosed.  In the event such disclosure contains more than the recitation of all or a portion of the terms of this Agreement, then the entire disclosure must be approved in writing by the Parties prior to its disclosure.

Notwithstanding the foregoing, STOP shall have the right, in its sole discretion, to use and disclose this Agreement, a) in the ‘909 Patent reexamination, redacted to disclose only that i) RMDX and SecureAlert have taken a license under the ‘909 Patent, ii) RMDX and SecureAlert will pay STOP for such license rights, and iii) RMDX and SecureAlert have stipulated that the claims of the ‘909 Patent are valid and enforceable; and b) in the Texas Litigation, including all of its terms and conditions, provided that STOP takes steps to protect its confidentiality, including, but not limited to, production as “Confidential” under the terms of the Protective Order in the Texas Litigation, and filing any documents containing this Agreement or making reference to its terms in the Texas Litigation under seal.  In any case, STOP shall be permitted to use and disclose this Agreement as part of any trial in the Texas Litigation.

15.	Warranties

STOP warrants that it owns all right, title and interest in and to Licensed STOP Patents 6,774,797, 11/847,106, 11/847,146, and all foreign counterparts thereof as listed on Exhibit C; and to STOP CNS Patents 6,703,936, 6,992,582, 7,619,513, and all foreign counterparts thereof as listed on Exhibit E; and is authorized to grant the license, release and covenant not to sue granted herein, except as set forth in section 15.3 below.

Michelle warrants that it owns all right, title and interest in and to Licensed STOP Patents RE 39,909 and 11/806,841, and to STOP CNS Patents 5,867,103; 6,160,481; 6,218,945; 6,512,456; and RE 38,838; and is authorized to grant the license, release and covenant not to sue granted herein.

STOP does not warrant that it owns title to the ‘909 Patent, but warrants and represents that it has the absolute and unfettered right to grant the license and release granted herein with respect to the ‘909 Patent.  STOP further agrees to indemnify and hold RMDX harmless from any and all claims by MICHELLE and/or any third party for infringement of the ‘909 Patent, provided such claims arise from STOP's breach of its exclusive license agreement with MICHELLE with respect to the '909 Patent.  Such indemnity shall include indemnity for any award or settlement RMDX is required to pay for infringement of the ‘909 Patent, as well as all attorneys’ fees and costs associated therewith.

RMDX warrants that it owns all right, title and interest in and to the ‘122 Patent, the Licensed RMDX Patents and RMDX CNS Patents and is authorized to grant the license, release and covenant not to sue granted herein.

Each Party hereto represents and warrants that it has not transferred, assigned or otherwise alienated any of the Claims released herein prior to the Effective Date.

Each Party hereto represents and warrants that the execution of this Agreement and the covenants herein are within its authority and that this Agreement is executed pursuant to necessary and customary authorizations.

16.	Notice

Any Notice required under this Agreement shall be in writing, sent by certified or registered mail, addressed and served as follows:

To STOP:

Satellite Tracking of People, LLC
1212 North Post Oak Road
Suite 100
Houston, TX  77055

With copy to:

David E. De Lorenzi, Esq.
Gibbons P.C.
One Gateway Center
Newark, NJ  07102-5310

To MICHELLE:

Michelle Enterprises, LLC
19080 S.W. 44th Street
Dunnellon, Florida

To RMDX and SecureAlert:

RemoteMDx, Inc.
150 West Civic Center Drive
Suite 400
Salt Lake City, UT  84070

SecureAlert, Inc.
150 West Civic Center Drive
Suite 400
Salt Lake City, UT  84070

With copy to:

Brent P. Lorimer, Esq.
Workman Nydegger
60 East South Temple,  Suite 1000
Salt Lake City, UT  84111

17.	Stipulations of Validity and Infringement

STOP hereby stipulates that the claims of the ‘122 Patent are valid, enforceable and infringed by the BluTag device and related system software and use of same.

RMDX hereby stipulates that the claims of the ‘909 Patent are valid, enforceable and infringed by the TrackerPal I and II devices and related system software and use of same.

18.	Assignment or Transfer

Subject to the provisions of section 3.5 above, the licenses and rights granted hereunder shall not be transferable or assignable by the licensed party, except to a third party that acquires all or substantially all of the business of the licensed Party, provided that the licensing Party has not, as of the effective date of the transfer, commenced any action against the proposed assignee for infringement of any patent or patents that are licensed under the license being transferred or assigned.  For the purpose of section 18.1, patent or patents which are licensed by STOP include those in the definition of Licensed STOP Patents or STOP CNS Patents, and with respect to RMDX, includes any patent or patents which are licensed by RMDX that include those in the definition of Licensed RMDX Patents or RMDX CNS patents. The restrictions on transfer of the STOP and RMDX CNS patents shall expire with the expiration or termination of the covenants not to sue of section 7 hereof. Any transfer or assignment of licenses or rights granted hereunder shall not operate to relieve the transferee of any liability for infringement arising prior to the date of assignment or transfer.  Further, any assignment or transfer not specifically prohibited above, shall require the written consent of the licensing Party, such consent not to be unreasonably withheld.

19.	Miscellaneous

Understanding of Agreement     Each of the Parties understands this Agreement, and the terms and conditions contained herein, and has relied upon its own judgment, belief, knowledge, understanding and expertise after careful consultation with its own legal counsel concerning the legal effect of this Agreement and all of the terms and conditions of this Agreement.

Final Integrated Agreement    This Agreement, and any documents referred to herein, constitute the entire, final and binding understanding between the parties with respect to the subject matter hereof.  No other statement or representation, written or oral, express or implied, has been relied upon in executing this Agreement, and all prior discussions, statements, and negotiations made or that have occurred prior to the date of the Agreement are deemed merged into this Agreement, and shall not be used for any purpose whatsoever.

Binding Effect    This Agreement shall bind and inure to the benefit of the Parties and to their respective successors and permitted assigns in interest.  This section shall be subject to the specific prohibitions on assignment set forth above.

Severability     If any provision of the Agreement is held void or for any reason unenforceable, the remaining portions of this Agreement will remain in full force and effect.

Amendment    This Agreement may not be amended, altered, modified, or otherwise changed in any respect except by a writing duly executed by the Parties, or their authorized representatives.

Joint Negotiation    This Agreement has been negotiated and reviewed by each of the Parties, and no provision of the Agreement shall be construed against any Party on the ground that such Party was the drafter of that provision of the Agreement or for any other reason.

Counterparts    This Agreement may be executed by the Parties in counterparts, each of which may be deemed an original and all of which together shall constitute a single instrument.

Additional Necessary Documents     The Parties, and each of them, agree to do all things necessary, including, but not limited to, execution of additional documents, as may be reasonably required, in order to carry out the purposes and intent of this Agreement and to fulfill their obligations under this Agreement.

Choice of Law and Venue     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to its rules pertaining to conflict of laws.  The parties hereto agree that the exclusive jurisdiction and venue for any action under this Agreement if brought by STOP shall be the state and federal courts sitting in Texas, and if brought by RMDX shall be the state and federal courts sitting in Utah, and each of the parties hereby agree and submits itself to the exclusive jurisdiction and venue of such courts for such purpose.

WHEREFORE, the Parties hereto have caused this Agreement to be duly executed and acknowledged as of the date set forth below.

SIGNATURES TO FOLLOW

STOP	MICHELLE ENTERPRISES, LLC
(signs below to indicate its consent to this Settlement Agreement and its obligations under sections 10.2, 12.2 and 15.2.)

By:/s/ Steve Logan	By:/s/ Diana Taylor
Its:CEO	Its: President

RMDX	SECUREALERT
By:/s/ John L. Hastings, III	By:/s/ John L. Hastings, III
Its President	Its President

Exhibit A

Brent P. Lorimer (Admitted Pro Hac Vice)
Thomas R. Vuksinick (Admitted Pro Hac Vice)
Chad E. Nydegger (Admitted Pro Hac Vice)
Workman | Nydegger A Professional Corporation
1000 Eagle Gate Tower, 60 East South Temple
Salt Lake City, Utah 84111

Gary M. Anderson (State Bar No. 97385)
Michael J. Moffatt (State Bar No. 180343)
Ken C. Cheney (State Bar No. 257079)
Fulwider Patton LLP
Howard Hughes Center
6060 Center Drive, Tenth Floor
Los Angeles, California 90045

Attorneys for Plaintiff RemoteMDx, Inc.

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

REMOTEMDx, INC., Plaintiff and Counterdefendant, v. SATELLITE TRACKING OF PEOPLE, L.L.C., aka STOP, LLC, Defendant and Counterclaimant.	Case No. CV-08-02899 ODW (FMOx) STIPULATION FOR DISMISSAL OF CLAIMS AND COUNTERCLAIMS WITH PREJUDICE Assigned to the Honorable Otis D. Wright, II

Plaintiff and Counterclaim-Defendant RemoteMDx, Inc. (“RemoteMDx”)  and Defendant and Counterclaim-Plaintiff Satellite Tracking of People, L.L.C., aka STOP, LLC (“STOP”), through their respective counsel, hereby stipulate that RemoteMDx has agreed to dismiss with prejudice all claims asserted against STOP, and STOP has agreed to dismiss with prejudice all counterclaims and defenses asserted against RemoteMDx.  Accordingly, RemoteMDx and STOP jointly stipulate to the dismissal with prejudice of all claims and counterclaims between them, respectively, asserted in this case.  The parties further stipulate that they shall each bear their own attorneys’ fees and costs.  A proposed Order conforming to this Stipulation is submitted herewith.

DATED: January 29, 2010	Respectfully submitted,

Workman | Nydegger

By /s/ Brent P. Lorimer
Brent P. Lorimer

Attorneys for Plaintiff RemoteMDx, Inc.

GIBBONS P.C.

By /s/ Thomas J. Vetter
Thomas J. Vetter

Attorney for Defendant Satellite
Tracking of People, L.L.C.

CERTIFICATE OF SERVICE
I hereby certify that on January 29, 2010, I electronically filed the foregoing STIPULATION FOR DISMISSAL OF CLAIMS AND COUNTERCLAIMS WITH PREJUDICE with the Clerk of the Court using the CM/ECF system, which will send notification of such filing to the following:  cdloomis@bakerlaw.com; tvetter@gibbonslaw.com; and wstein@gibbonslaw.com.

/s/ Brent P. Lorimer

Exhibit B

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF TEXAS
MARSHALL DIVISION

SATELLITE TRACKING OF PEOPLE, LLC (a/k/a STOP, LLC) and MICHELLE ENTERPRISES, LLC, Plaintiff, v. PRO TECH MONITORING, INC., OMNILINK SYSTEMS, INC., and SECUREALERT, INC., Defendants.	) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO. 2:08-CV-116 (CE) JURY TRIAL DEMANDED

STIPULATION FOR DISMISSAL OF
CLAIMS AND COUNTERCLAIMS
WITH RESPECT TO SECUREALERT, INC.

Plaintiffs and Counterclaim-Defendants Satellite Tracking of People, LLC and Michelle Enterprises, LLC and Defendant and Counterclaim-Plaintiff SecureAlert, Inc. (“SecureAlert”), through their respective counsel, hereby stipulate that Plaintiffs have agreed to dismiss with prejudice all claims asserted against SecureAlert, and SecureAlert has agreed to dismiss with prejudice all counterclaims and defenses asserted against Plaintiffs.  Accordingly, Plaintiffs and SecureAlert jointly stipulate to the dismissal with prejudice of all claims and counterclaims between them, respectively, asserted in this case.  The parties further stipulate that they shall each bear their own attorneys’ fees, expenses, and costs.   The Court shall retain such jurisdiction over SecureAlert as is necessary to effectuate the terms and conditions of the settlement agreement between Plaintiffs and SecureAlert.  This stipulation only relates to Plaintiffs’ claims against SecureAlert and SecureAlert’s claims against Plaintiffs.  Plaintiffs’ claims against Defendants Omnilink Systems, Inc. and Pro Tech Monitoring, Inc. remain.  A proposed Order conforming to this Stipulation is submitted herewith.

DATED this 29th day of January, 2010.

Respectfully submitted,

Workman | Nydegger

By /s/ Brent P. Lorimer

          Brent P. Lorimer

Attorneys for Defendant SecureAlert, Inc.

GIBBONS P.C.

By /s/ Thomas J. Vetter
Thomas J. Vetter

Attorneys for Plaintiffs Satellite
Tracking of People, L.L.C. and Michelle Enterprises, LLC

Exhibit C

UNITED STATES PATENTS

Patent Number	Issue Date	Title
RE 39,909	November 6, 2007	Tracking system for locational tracking of monitored persons
6,774,797	August 10, 2004	Wireless tag and monitoring center system for tracking the activities of individuals

UNITED STATES PATENT APPLICATIONS

Application Number	Filing Date	Title
11/847,106	August 29, 2007	Active wireless tag and auxiliary device for use with monitoring center for tracking individuals or objects
11/847,146	August 29, 2007	Wireless tag and auxiliary device for use with home monitoring unit for tracking individuals or objects
11/806,841	June 4, 2007	Monitoring system

FOREIGN PATENTS

None

FOREIGN PATENT APPLICATIONS

Corresponding United States Patent or Application Number	Foreign Application Number	Foreign Filing Date	Foreign Application Title
6,774,797	EP 1363258 (A1)	May 12, 2003	Wireless tag and monitoring center system for tracking the activities of individuals
11/847,106	CA 2,661,910	August 29, 2007	Active wireless tag and auxiliary device for use with monitoring center for tracking individuals or objects
11/847,106	UK GB 0903439.8	August 29, 2007	Active wireless tag and auxiliary device for use with monitoring center for tracking individuals or objects
11/847,146	CA 2,662,023	August 29, 2007	Wireless tag and auxiliary device for use with home monitoring unit for tracking individuals or objects
11/847,146	UK GB 0903440.6	August 29, 2007	Wireless tag and auxiliary device for use with home monitoring unit for tracking individuals or objects
11/847,146	Hong Kong 09111371.7	August 29, 2007	Wireless tag and auxiliary device for use with home monitoring unit for tracking individuals or objects

Exhibit D

UNITED STATES PATENTS

None

UNITED STATES PATENT APPLICATIONS

Application Number	Filing Date	Title
12/576,090	October 8, 2009	Technique for detecting tracking device tampering using an auxiliary device
12/576,054	October 8, 2009	Technique for detecting tracking device tampering

FOREIGN PATENTS

None

FOREIGN PATENT APPLICATIONS

Corresponding United States Patent or Application Number	Foreign Application Number	Foreign Filing Date	Foreign Application Title
12/576,054	CA 2,682,072	October 10, 2009	Technique for detecting tracking device tampering

Exhibit E

UNITED STATES PATENTS

Patent Number	Issue Date	Title of Patent
5,867,103	February 2, 1999	Monitored Person Tracking System
6,160,481	December 12, 2000	Monitoring System
6,218,945	April 17, 2001	Augmented Monitoring System
6,512,456	January 28, 2003	Mobile Medical Monitoring Device
6,703,936	March 9, 2004	System and method for tracking movement of individuals
RE 38,838	October 18, 2005	Monitoring System
6,992,582	January 31, 2006	System and method for tracking movement of individuals
7,619,513	November 17, 2009	System and method for tracking movement of individuals

UNITED STATES PATENT APPLICATIONS

None

FOREIGN PATENTS

None

FOREIGN PATENT APPLICATIONS

Corresponding United States Patent or Application Number	Foreign Application Number	Foreign Filing Date	Foreign Application Title
6,703,936	EP 1433145 (A1)	September 26, 2002	System and method for tracking movement of individuals
6,703,936	CA 2461837 (A1)	September 26, 2002	System and method for tracking movement of individuals

Exhibit F

US Patents and Applications

Title	Application No.	Patent/ Registration No.
Remote Tracking and Communication Device	11/202427	7330122*
Remote Tracking and Communications Device	12/028088	Pending*
Remote Tracking System and Device With Variable Sampling and Sending Capabilities Based on Environmental Factors	11/486991	7545318
A System and Method for Monitoring Individuals Using a Beacon and Intelligent Remote Tracking Device	12/399151	Pending*

Foreign Patents and Applications

Title	Application No.
Remote Tracking and Communication Device - EPO	06836098.1*
Remote Tracking and Communication Device - Brazil	PI0614742.9*
Remote Tracking and Communication Device - Canada	2617923*
Remote Tracking and Communication Device - Mexico	MX/a/2008/001932*
A System and Method for Monitoring Individuals Using a Beacon and Intelligent Remote Tracking Device - PCT	PCT/US2009/036335*

*
The license of this patent or patent application is limited to issued claims that do not fall within the definition of RMDX Carve-Outs, as defined in section 1.15 of the Settlement Agreement between the parties.

Exhibit G

US Patents and Applications

Title	Application No.	Patent/ Registration No.
PANIC BUTTON PHONE	09/044497	6044257*
Emergency Phone with Single-Button Activation	09/538364	6636732*
Emergency Phone With Alternate Number Calling Capability	09/684831	7092695*
Emergency Phone with Single-Button Activation	11/174191	7251471*
Emergency Phone With Single Button Activation	11/830398	Pending *
Emergency Phone for Automatically Summoning Multiple Emergency Response Services	09/173645	6226510*
COMBINATION EMERGENCY PHONE AND PERSONAL AUDIO DEVICE	09/185191	6285867*
Remote Tracking and Communication Device	11/202427	7330122*
Remote Tracking and Communications Device	12/028088	Pending*
ALARM AND ALARM MANAGEMENT SYSTEM FOR REMOTE TRACKING DEVICES	11/486992	Pending*
A Remote Tracking Device and a System and Method for Two-Way Voice Communication Between the Device and a Monitoring Center	11/486989	Pending*
A Remote Tracking System with a Dedicated Monitoring Center	11/486976	Pending*

Foreign Patents and Applications

Title	Application No.	Patent/ Registration No.
Emergency Phone with Single-Button Activation - Japan	2001-571568	Pending*
Emergency Phone with Single-Button Activation - China	01807350.6	01807350.6* Pending
A Remote Tracking System with a Dedicated Monitoring Center - EPO	07812596.0	Pending*
A Remote Tracking System with a Dedicated Monitoring Center - Brazil	PI0714367.2	Pending*
Remote Tracking and Communication Device - EPO	06836098.1	Pending*
Remote Tracking and Communication Device - Brazil	PI0614742.9	Pending*
Remote Tracking and Communication Device - Canada	2617923	Pending*
Remote Tracking and Communication Device - Mexico	MX/a/2008/001932	Pending*

*
The Carve-Outs for this patent or patent application are limited to issued claims that do fall within the definition of RMDX Carve-Outs, as defined in section 1.15 of the Settlement Agreement between the parties.

Exhibit H

US Patents and Applications

Title	Application No.	Patent/ Registration No.
REMOTELY CONTROLLABLE THERMOSTAT	09/513110	6260765
INTERFERENCE STRUCTURE FOR EMERGENCY RESPONSE SYSTEM WRISTWATCH	09/651523	6366538
PANIC BUTTON PHONE	09/044497	6044257*
Emergency Phone with Single-Button Activation	09/538364	6636732*
Emergency Phone With Alternate Number Calling Capability	09/684831	7092695*
Emergency Phone with Single-Button Activation	11/174191	7251471*
Emergency Phone With Single Button Activation	11/830398	Pending *
Emergency Phone for Automatically Summoning Multiple Emergency Response Services	09/173645	6226510*
COMBINATION EMERGENCY PHONE AND PERSONAL AUDIO DEVICE	09/185191	6285867*
ALARM AND ALARM MANAGEMENT SYSTEM FOR REMOTE TRACKING DEVICES	11/486992	Pending*
A Remote Tracking Device and a System and Method for Two-Way Voice Communication Between the Device and a Monitoring Center	11/486989	Pending*
A Remote Tracking System with a Dedicated Monitoring Center	11/486976	Pending*

Foreign Patents and Applications

Title	Application No.	Patent/ Registration No.
A Remote Tracking System with a Dedicated Monitoring Center - EPO	07812596.0	Pending*
A Remote Tracking System with a Dedicated Monitoring Center - Brazil	PI0714367.2	Pending*
Emergency Phone with Single-Button Activation - Japan	2001-571568	Pending*
Emergency Phone with Single-Button Activation - China	01807350.6	01807350.6*

*
The inclusion of this patent or patent application as an RMDX CNS Patent is limited to issued claims that do not fall within the definition of RMDX Carve-Outs, as defined in section 1.15 of the Settlement Agreement between the parties.

Exhibit I

License Base Revenues

For purposes of section 1.19 of the Settlement Agreement entered into between RMDX and STOP, License Base Revenues shall be calculated as set forth in this Exhibit I.

1.
License Base Revenues    Subject to the provisions of sections 2 and 3 below, License Base Revenues shall consist of any and all revenues realized by RMDX and its Subsidiaries from the use, sale, importation, lease, distribution or furnishing of any of the following:

1.1.
Revenues from any activated locational tracking device that utilizes GPS to determine its location and is supported entirely about a single limb of the monitored person, regardless of brand or manufacturer (hereinafter the “One Piece Tracking Device”).

1.2.	Revenues from any accessory related to a One Piece Tracking Device, including but not limited to related, interactive beacons and victim devices.

1.3.	Revenues from locational tracking database services related to a One Piece Tracking Device in section 1.1 or accessory in section 1.2.

1.4.
If License Base Revenues are realized from RMDX or SecureAlert Contracts with independent third parties, such License Base Revenues shall be the per diem rate for each activated covered unit per day, as reflected in the respective contract, provided that the resulting royalty is not less than the minimum per day royalty per activated covered unit required by the Settlement Agreement.

1.5.
If License Base Revenues are realized by RMDX through intercompany transfers or charges, such License Base Revenues shall be the greater of (i) $XXXXX per activated covered unit per day, or (ii) the actual contractual intercompany charge to that subsidiary related to each individual device, but not less than minimum per day royalty per activated covered unit required by the Settlement Agreement.

2.             Non-Covered Revenues    License Base Revenues shall not include the following:

2.1.	Revenues from any devices, accessories and services not falling within section 1 above.

2.2.	Revenues from idle One Piece Tracking Devices provided the per day revenue therefrom is less than $XXXXX.

2.3.	Revenues from non-GPS devices not related to GPS device deployment described above (e.g. AMS - SCRAM units, drug or alcohol devices).

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.  XXXXX INDICATES REDACTED LANGUAGE.

2.4.	Revenues from non-GPS related House Arrest devices, wherein the device worn by the person does not have a GPS receiver.

2.5.	Revenues from non-offender – exclusively consumer based services (home security, healthcare, Personal Emergency Response Systems, etc.).

2.6.	Revenues from private probation, case management and related services, subject to section 3 below.

2.7.	Revenues from all other products or services, which are unrelated to GPS device deployments on a single limb and/or for auxiliary support devices/services related thereto.

2.8.	Revenues related to lost or stolen devices, and itemized billings for: freight and/or shipping charges, applicable federal, state and local sales and use taxes, insurance, customs and export duties.

2.9.	Revenues from any devices solely used to track inanimate objects.

3.	Treatment of License Base Revenues Mixed With Revenues From Private Probation, Case Management and Related Services

3.1.
The parties acknowledge that RMDX may provide private probation, case management or related services in conjunction with products or services that generate License Base Revenues.  The parties further acknowledge that the contracts for such services may, or may not, include an express allocation of value to License Base Revenues.

3.2.
When RMDX provides private probation, case management or related services (“Probation and Case Management Services”) in conjunction with products or services that generate License Base Revenues, License Base Revenues shall be calculated as follows:

3.2.1.
If an applicable contract expressly allocates percentages or dollar values between Probation and Case Management Services and  License Base Revenues, License Base Revenues shall include the greater of the express allocation to License Base Revenues or be deemed to include revenues in an amount sufficient to produce a royalty not less than the minimum per covered activated unit per day royalty provided for in the Settlement Agreement.

3.2.2.
If the applicable contract does not expressly allocate percentages or dollar values between Probation and Case Management Services and  License Base Revenues, License Base Revenues shall be deemed to include revenues in an amount sufficient to produce a royalty not less than the minimum per covered activated unit per day royalty provided for in the Settlement Agreement.

4.	Reporting

4.1.	RMDX shall report License Base Revenue in the Management Discussion and Analysis section of its SEC 10-K and 10-Q filings as follows:

“For the _____ quarter or year ended Month, Day and Year, revenue from one piece activated GPS tracking devices supported entirely about a single limb of the monitored person equated to $__________.”

4.2.	RMDX will provide STOP with a quarterly report summarizing the royalty payments for the current quarter and any adjustments to the rolling advance required by section 5 of the Settlement Agreement.

4.3.
RMDX will provide STOP with a separate and confidential report each quarter, which will summarize and reconcile the revenues associated with sections 1, 2, and 3 above, including all individual billable unit days supporting the revenues reported herein.  The report will be produced in a format mutually acceptable to both parties.  The purpose of this separate report will only be to allow STOP to confirm that RMDX has calculated royalties consistent with the terms of the Settlement Agreement. The content of this report is strictly confidential and shall not be used or disclosed by STOP for any purpose other than to confirm that RMDX has calculated royalties consistent with the provisions of the Settlement Agreement.

RMDX Quarterly Summary Report to STOP

RMDX Revenues for the YE/QE 00/00/00	RMDX Revenues	Rolling Advance Adjustment (if any)
License Base Revenues	$A	$ + / -
Revenues from monitoring services not within License Base Revenues	$B	N/A
Revenues from case management and other related services	$C	N/A
TOTAL ties to filings	$A + $B + $C	$ +/-

Exhibit K

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF TEXAS
MARSHALL DIVISION

SATELLITE TRACKING OF PEOPLE, LLC (a/k/a STOP, LLC) and MICHELLE ENTERPRISES, LLC, Plaintiff, v. PRO TECH MONITORING, INC., OMNILINK SYSTEMS, INC., and SECUREALERT, INC., Defendants.	) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO. 2:08-CV-116 (CE) JURY TRIAL DEMANDED

ORDER DISMISSING CLAIMS AND COUNTERCLAIMS
WITH RESPECT TO SECUREALERT WITH PREJUDICE

Upon the written Stipulation of Plaintiffs and Counterclaim-Defendants Satellite Tracking of People, LLC and Michelle Enterprises, LLC (“collectively Plaintiffs”) and Defendant and Counterclaim-Plaintiff SecureAlert, Inc. (“SecureAlert”) on file herein,
IT IS HEREBY ORDERED that each claim asserted by Plaintiffs against SecureAlert in the above-captioned matter, and each counterclaim and defense asserted by SecureAlert against Plaintiffs in the above-captioned matter, are hereby dismissed with prejudice, each party to bear its own attorneys’ fees and costs.

The Court shall retain such jurisdiction over SecureAlert as is necessary to effectuate the terms and conditions of the settlement agreement between Plaintiffs and SecureAlert.

SIGNED this _____ day of ________________, 2010.

CHARLES EVERINGHAM IV
UNITED STATES MAGISTRATE JUDGE

Exhibit L

RemoteMDx Subsidiaries

1.           SecureAlert, Inc.
2.           Midwest Monitoring and Surveillance, Inc.
3.           Court Programs, Inc.
4.           Court Programs of Florida, Inc.
5.           Court Programs of Northern Florida, Inc.
6.           Court Programs of Illinois, Inc.

STOP Subsidiaries

1.           Satellite Tracking of People VQ LLC, a Delaware limited liability company
2.           Verquis LLC, a Delaware limited liability company